UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 7, 2011

Red Metal Resources Ltd.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52055	20-2138504
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

195 Park Avenue
Thunder Bay
Ontario, Canada P7B 1B9
 (Address of principal executive offices) (Zip Code)

807-345-7384
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Flr
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 7, 2011, Red Metal Resources Ltd. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors for the sale of approximately 6,723,333 Units at a price of $.30 per unit. Each unit consists of one share of common stock (the “Shares”) and one warrant to purchase one share of common stock (the “Warrants”). The Warrants have an exercise price of $0.50 per share and are exercisable for a period of two years. The Warrants contain a call provision which allows the Company to call the warrants upon the occurrence of certain conditions. The offering closed on April 7, 2011.

The net proceeds to the Company from the offering, after deducting placement agent fees and estimated offering expenses, are approximately $1,862,462.

Pursuant to the terms of the Registration Rights Agreement entered into with each of the investors on April 7, 2011, the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock and the shares underlying the warrants on or prior to 60 days following the closing date and to use its best efforts to have such registration statement declared effective by the 120th day after filing.

Brimberg & Co. (“Brimberg”) served as a placement agent for the offering and received a cash commission of $58,900 and a warrant to purchase 196,333 shares of common stock calculated based upon the purchasers introduced to the Company by Brimberg.

The Company relied upon an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act or Rule 903 of Regulation S promulgated under the Securities Act.

The foregoing summaries of the terms of the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants, are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated in this Item 3.02 by reference.

Item 7.01  Regulation FD Disclosure.

On April 11, 2011, the Company released a press release with respect to the matters discussed above. A copy of the Press Release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, together with the information the Press Release attached hereto as Exhibit 99.1, are being furnished pursuant to Item 7.01 and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01  Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit
Number	Description
10.1 10.2 10.3	Securities Purchase Agreement dated as April 7, 2011. Registration Rights Agreement Form of Warrant
99.1	Press Release issued on April 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  April 11, 2011

Red Metal Resources Ltd.

/s/ Caitlin Jeffs
Caitlin Jeffs Chief Executive Officer

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